INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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two rivers water company
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Two Rivers Water Company
2000 South Colorado Blvd., Annex Suite 200
Denver, Colorado 80222
(303) 222-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of Two Rivers Water Company:

An annual Meeting of Shareholders of Two Rivers Water Company (the "Company") will be held at the offices of the Company, 2000 South Colorado Blvd., Suite 200, Denver, CO 80222 at 2:30 p.m., Mountain Time on October 20, 2010 for the purposes of:

1.	To elect three persons to the Board of Directors for the ensuing year.
2.	To ratify the appointment of our auditors, Schumacher and Associates, Inc.

All shareholders are invited to attend the meeting. Shareholders of record at the close of business on August 20, 2010 the record date, fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. A complete list of shareholders entitled to notice of and to vote at the meeting will be open for examination by shareholders beginning 10 days prior to the meeting for any purpose germane to the meeting during normal business hours at the Law Offices of Michael A. Littman, 7609 Ralston Road, Arvada, CO 80002.

The Company's Annual Report to Stockholders for the year ended December 31, 2009 can be requested through www.edocumentview.com/TURV or mailing a request to: Two Rivers Water Company, Attn: Wayne Harding, 2000 S Colorado Blvd., Annex Ste 200, Denver CO 80222.

All stockholders, whether or not they expect to attend the Meeting in person, are requested either to complete, date, sign, and return the enclosed form of proxy in the accompanying envelope or to record their proxy by other authorized means.  The proxy may be revoked by the person executing the proxy by filing with the Secretary of the Company an instrument of revocation or duly executed proxy bearing a later date, or by electing to vote in person at the meeting.

Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.

September x, 2010	By Order of the Board of Directors
/s/ John McKowen
John R. McKowen, President and Chairman of the Board

Two Rivers Water Company
2000 South Colorado Blvd., Annex Suite 200
Denver, Colorado 80222
(303) 222-1000

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PROXY STATEMENT
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PROXIES ARE BEING SOLICITED BY THE COMPANY, AND YOU ARE REQUESTED TO SUBMIT YOUR PROXY TO THE COMPANY.

Solicitation and Revocability of Proxy

This proxy statement ("Proxy Statement") and the accompanying proxy ("Proxy") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Two Rivers Water Company, a Colorado corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 2000 South Colorado Blvd., Suite 200, Denver, CO 80222 on October 20, 2009 at 2:30 p.m., Mountain Time, and for any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers, agents and employees of the Company, without extra remuneration, may also solicit proxies personally by telephone, telefax or other means of communication. In addition to mailing copies of this material to shareholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others, to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

A shareholder who has given a Proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a letter dated Proxy reflecting contrary instructions or appearing at the Annual Meeting and voting in person.

The mailing address of the Company's principal executive office is 2000 South Colorado Blvd., Annex Suite 200, Denver, Colorado 80222, and its telephone number at this office is (303) 222-1000.

Shares Outstanding, Voting Rights and Proxies

Holders of shares of the Company's common stock (the "Common Stock") of record at the close of business on August 20, 2010 (the "Record Date") are entitled to vote at the Annual Meeting or any postponement or adjournment thereof. On the Record Date there were issued and outstanding 11,359,583 shares of Common Stock.  Each outstanding share of Common Stock is entitled to one vote.

The holders of a majority of the outstanding shares of the Company entitled to vote on the matters proposed herein, present in person or by Proxy, shall constitute a quorum at the Annual Meeting.  The approval of a majority of the outstanding shares of Common Stock present in person or represented by Proxy, assuming a quorum at the Annual Meeting, is required for the adoption of the matters proposed herein.

The form of Proxy solicited by the Board affords shareholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Annual Meeting.  Shares of Common Stock represented by the Proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld.  Where the solicited shareholder indicates a choice on the form of Proxy with respect to any matter to be acted upon, the shares will be voted as specified.  Abstentions and broker non-votes will not have the effect of votes in opposition to a director or "against" any other proposal to be considered at the Annual Meeting.

The person named as proxy is John R. McKowen.  All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein.  If no instructions are provided in a Proxy, the shares of Common Stock represented by your Proxy will be voted FOR the Board's recommendations.

Dissenter's Rights

Under Colorado law, shareholders are not entitled to dissenter's rights of appraisal on any proposal referred to herein.

The approximate date on which this Proxy Statement and the accompanying form of Proxy are first being mailed to shareholders is September 17, 2010.

INFORMATION RELATING TO VARIOUS PROPOSALS

Proposal #1: ELECTION OF DIRECTORS

Information Concerning Directors

We do not currently maintain a nominating committee on our Board of Directors. Rather, all of the directors on the Company’s Board of Directors at any given time participate in identifying qualified director nominees, and recommending such persons to be nominated for election to the Board at each annual meeting of our stockholders. As a result, our Board has not found it necessary to have a separate nominating committee.  However, the Board may form a nominating committee for the purpose of nominating future director candidates.

Usually, nominees for election to the Board are proposed by our existing directors. In identifying and evaluating individuals qualified to become Board members, our current directors will consider such factors as they deem appropriate to assist in developing a board of directors and committees thereof that are diverse in nature and comprised of experienced and seasoned advisors.  Our Board of Directors has not adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board.  However, our Board believes that membership should reflect diversity in its broadest sense, but should not be chosen nor excluded based on race, color, gender, national origin or sexual orientation.  In this context, the Board does consider a candidate’s experience, education, industry knowledge and, history with the Company, and differences of viewpoint when evaluating his or her qualifications for election the Board.  In evaluating such candidates, the Board seeks to achieve a balance of knowledge, experience and capability in its composition. In connection with this evaluation, the Board determines whether to interview the prospective nominee, and if warranted, one or more directors interview prospective nominees in person or by telephone.

At the time of the Annual Meeting, the Board will consist of four incumbent members (of which two are seeking to be reelected at the Annual Meeting), in each case to hold office until the next annual or Special Meeting of shareholders at which a new Board is elected and until their successors shall have been elected and qualified.  The Company's Articles of Incorporation and Bylaws presently provide for a Board of no less than two and no more than nine directors.  It is intended that the accompanying Proxy will be voted in favor of the following persons to serve as directors, unless the shareholder indicates to the contrary on the Proxy.

John R. McKowen, and John Stroh II, who are incumbent directors, have been nominated by the Board for election as directors of the Company.  Dennis Channer, Gary Barber, and Bard Walker have also been nominated by the Board for election as directors of the Company. Wayne Harding and Jolee Henry are not being nominated by the Board for election as directors of the Company.  All of the nominees have informed the Company that they are willing to serve, if elected, and management has no reason to believe that any of the nominees will be unavailable. In the event a nominee for director should become unavailable for election, the persons named in the Proxy will vote for the election of any other person who may be recommended and nominated by the Board for the office of director.  The persons named in the accompanying Proxy intend to vote for the election as director of the nominees listed above. Information regarding directors is set forth below.

The following table sets forth certain information with respect to each person who is currently a director and/or executive officer of the Company, as well as the persons nominated and recommended to be elected by the Board, and is based on the records of the Company and information furnished to it by the persons.  Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each director and executive officer of the Company and the nominees.

Directors and Executive Officers

The following table contains certain information with respect to the persons who are currently, or nominated to be, directors and executive officers of the Company.

Name	Age	Position
John McKowen	60	Chief Executive Officer, Chairman of the Board of Directors
Wayne Harding*	55	Chief Financial Officer, Secretary, Director
John Stroh, II	63	President of TRWC, Inc, Director
Jolee R. Henry*	55	Director
Dennis Channer	60	Director Nominee
Gary Barber	55	Director Nominee
Brad Walker	52	Director Nominee

*Mr. Harding and Ms. Henry are NOT standing for election to the Board of Directors of the Company.

JOHN R. MCKOWEN.  Mr. McKowen has served as the Chief Executive Officer and a Director and Chairman of the Board of the Company since the Company was founded in December 2002. Mr. McKowen also served as President and Chief Executive Officer of Navidec, Inc. from August 2003 to September 2004 and served as a director of Navidec, Inc., from December 2002 to May 2005. Navidec, Inc. became BPZ Energy. Mr. McKowen was hired by Navidec, Inc. as a financial consultant in 1996 and was involved in the private, public and secondary financing of Navidec, Inc.  He served as a financial consultant to Navidec, Inc. until March 1999.  Mr. McKowen began his career in the financial services industry 1978.  In 1984, Mr. McKowen began working as an independent consultant and has worked in that capacity for the last 23 years.  Mr. McKowen received a B.A. in economics from Metropolitan State College.  Mr. McKowen provides our Board with not only knowledge of financing of public companies, but also his experience in managing public companies.

WAYNE E. HARDING, III.  Mr. Harding has worked with Two Rivers as a controller and handling of its SEC filings since July 28, 2008.  On September 11, 2009, Mr. Harding was appointed the Chief Financial Officer and Secretary of Two Rivers. He has served as a director of Two Rivers from November, 2009 through this Annual Meeting of the Shareholders. Mr. Harding served on the board of directors, chair of the governance, compensations and audit committees for Aerogrow International (a public company based in Boulder Colorado USA, OTC: AERO) from 2005 – 2007.  He has served as vice president business development of Rivet Software since December 2004. From August 2002 to December 2004 Mr. Harding was owner and President of Wayne Harding & Company CPAs and from 2000 until August 2002 he was director-business development of CPA2Biz.

Mr. Harding holds an active CPA license in Colorado and received his BS and MBA degrees from the University of Denver, where he currently serves on the School of Accountancy Advisory Board and head of the Academic Excellence Committee.  Mr. Harding also teaches in the University of Denver MBA program on accounting topics.  He is also past-President of the Colorado Society of CPAs.

JOHN STROH II.   Mr. Stroh has served as a director of the Company since November, 2009 and as President of the Company since August, 2009. Mr. Stroh received his Bachelor of Science in Business Administration from Colorado State University in 1976. In 1991, he passed the Colorado State Certified Appraiser exam. He received his real estate broker license in the State of Colorado in 1976. Mr. Stroh has been a real estate broker since he received his broker license in 1976. He is the owner/managing broker of Southern Colorado Land and Livestock Company, a real estate management, appraisal, consulting, and brokerage firm.

Mr. Stroh is also an instructor for the Trinidad State Junior College. He teaches real estate courses including water law, broker courses, and mandatory fair housing courses.

Mr. Stroh is Secretary of the Lower Cucharas Water Users Association and Secretary of the Holita Ditch and Reservoir Companies and Secretary of the Walsenburg Ditch Company. He is also Chairperson of the Sangre de Cristo Habitat Partnership Program Committee.

Mr. Stroh provides the Board of Directors with knowledge and experience in the water industry, the Company’s main line of business.

JOLEE R. HENRY.  On July 1, 2008, Mrs. Henry was appointed a director of the Company and will serve as a Director until this Annual Meeting of the Shareholders..  Ms. Henry was previously married to John R. McKowen, the CEO and President of the Company.  Ms. Henry currently is a licensed therapist in the State of Colorado and nationally.  Ms. Henry has founded, developed and operated or sold three separate startup companies.  From 1984 to 1991, Ms. Henry founded and operated a company called Jules's Books, which was the first children’s book publisher to create and nationally distribute pre-reading plasticized children’s natural history picture books to museums and other public history outlets.  From 1989 to 1996, Ms. Henry founded and operated a company called Forever Pesto which created, manufactured and nationally distributed proprietary pesto products to sales outlets like City Markets, Vaughn's, Safeway and Dean & Deluca.  In 1995, Ms. Henry developed, obtained a provisional patent and sold a natural zinc lollipop concept called Zinky-Pop.  Ms. Henry currently holds an active real estate license from the State of Colorado.

Ms. Henry earned a BA from Arizona State University, 1977 and a Master's Degree from the University of Northern Colorado, 2001.  Both degrees are in Psychology and Community Counseling.

Ms. Henry currently is a member of the National Board of Certified Counselors, the Colorado Association for Psychotherapists, Association for Death Education and Counseling, Hospice of Metro Denver, the American Society of Clinical Hypnosis, the National Board of Certified Clinical Hypnotherapist, and the American Counseling Association.

Director Nominees

DENNIS CHANNER.   Mr. Channer has 35 years of financial and investment management experience.  Since 2001, Mr. Channer has been a Principal at Cornerstone Investment Advisors LLC, a financial planning, portfolio and trust management firm.  He served on the board of directors and as chair of the governance, compensation and audit committees for AeroGrow International (a public company based in Boulder Colorado USA, NASDAQ, AERO) in 2007 and 2008.  During late 1999 through 2000, he served as a Senior Consultant and Vice President of Portfolio Management Consultants, Inc. a premier provider of Wealth Management Services.  Mr. Channer is also the former co-founder, Managing Director, and served as Chairman of the Board of Investors Independent Trust Company from 1996 through late 1999.  His background includes experience as a Certified Financial Planner, Registered Investment Advisor, Certified Public Accountant and Controller.

Mr. Channer holds an active CFP®, AEP® (Accredited Estate Planner), and a CPA license in Colorado.  He received his BS from Metropolitan State College of Denver.

Mr. Channer will provide the Board of Directors with both financial knowledge and management experience.

GARY BARBER. Mr. Barber is originally from Colorado Springs, Colorado, graduating from Manitou Springs High School (1972) and the U.S. Air Force Academy (1976).  He has been involved in commercial real estate brokerage, water rights brokerage and consulting to public and private entities.  Mr. Barber currently represents the El Paso County Water Authority, the Pikes Peak Regional Water Authority and manages two Metropolitan Districts, quasi-municipal governments formed to provide public services and resolve water issues of various types. He is chairman Arkansas Basin Roundtable, a multi-disciplinary body formed by the Colorado General Assembly in 2005.  This collaborative group, comprised of representatives from the counties, cities and special interests in Southern Colorado, is attempting to address the consumptive and non-consumptive water needs of the future.

Mr. Barber provides the Board of Directors with knowledge and experience in the water industry, the Company’s main line of business.

BRAD WALKER.  Mr. Walker earned a B.S. degree in Soil Science in 1982 from University Wisconsin-Stevens Point.  He worked for the USDA-ARS in Fort Collins as a Research Associate from 1982 to 1985. Mr. Walker first experience as a crop consultant was with Servi-tech beginning in 1985. He started his own consulting firm (AgSkill) in 1986 and today he is still a consultant and President of AgSkill, Inc.  Mr. Walker works with growers by checking fields and advising them on fertility management, irrigation management, and pest management. He also designs Nutrient Management Plans for livestock operations for both the EPA and the Colorado Dept. of Public Health & Environment. Mr. Walker works with Lower Arkansas Water Management Association (LAWMA) as a consultant to establish grass on land that is now dry but was previously irrigated.  He is also approved by the Colorado Water Courts to evaluate grass stands on land that was previously irrigated.  He also conducts contract research, primarily involving pesticide applications on small plots for efficacy and residue evaluations.

Mr. Walker brings to the Board of Directors not only an understanding of Colorado Water Laws, but also the challenges Colorado’s water users’ face.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Intercompany Transactions

Starting in July 2007, the Company began lending money to its subsidiary Northsight to enable Northsight to make short term, mortgage backed loans to borrowers who are purchasing deeply discounted or foreclosed residential real estate in Arizona and Colorado.  As of December 31, 2007, Navidec had lent Northsight $5,826,000.  The loans to Northsight yield 12% and are callable on demand by the Company.  The loans to Northsight are collateralized by a first security interest in Northsight’s equity interest in its warehouse lines of credit and first deeds of trust.  As of December 31, 2007, Northsight had $2,204,000 in short term bridge loans outstanding.

In June, 2008, the Company became the direct funding source for the short term, mortgage backed loans with Northsight acting as the mortgage originator.  Therefore, Northsight transferred the loans outstanding back to the Company in exchange for the cancellation of the intercompany note.  As of December 31, 2009, the Company had $232,000 in short term bridge loans outstanding, which is net of an allowance for uncollectable loans of $139,000.

Officer and Directors Transactions

During the year ended December 31, 2009, the Company paid Mr. McKowen, the President and a director of the Company, total compensation of $276,460 which consists of salary of $241,484, bonus of $27,500, and health insurance benefit of $7,476.

During the year ended December 31, 2009, the Company paid Mr. Harding, the Chief Financial Officer, Secretary  and at the time a director of the Company, total compensation of $124,742 which consists of salary of $95,423, bonus of $6,250, and health insurance benefit of $23,069.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses.  Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities.  While each officer and director of our business is engaged in business activities outside of our business, they devote to our business such time as they believe to be necessary.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid by the Company to the President and the Company’s two most highly compensated executive officers for the fiscal year ended December 31, 2009, 2008 and 2007 (the "Named Executive Officers"):

SUMMARY EXECUTIVE COMPENSATION TABLE

Name & Position	Year	Salary ($)	Bonus (S)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan comp ($)	Non-qualified deferred comp earnings ($)	All other comp ($)	Total ($)
John McKowen, CEO, Chairman	2009(1)	241,484	27,500	0	0	0	0	7,476	276,460
	2008(2)	270,833	0	0	0	0	0	45,779	316,612
	2007(3)	156,000	100,000	0	0	0	0	0	256,000
Wayne Harding, CFO & Secretary	2009(4)	95,423	6,250	0	0	0	0	23,069	124,742
	2008(5)	0	0	0	140,330	0	0	0	140,330
	2007	0	0	0	0	0	0	0	0
John Stroh, President	2009(6)	0	0	0	0	0	0	63,192	63,192

(1)	Other Compensation is the payment of the health insurance benefit by the Company ($7,476).
(2)	Other Compensation is the payment of the health insurance benefit by the Company ($11,765); auto allowance ($13,014), and office reimbursement ($21,000).
(3)
During the year ended December 31, 2007, Mr. McKowen received a cash bonus of $100,000, which was offset against advances of $5,372 owed to the Company. He received a net amount of $94,638 before taxes.

(4)
Salary and bonus is the amount for the entire year ending December 31, 2009.  Mr. Harding did not become an officer of the Company until September 2009 and did not become a director of the Company until November 2009. Other Compensation is the payment of dental and health insurance benefit ($23,069).

(5)
Mr. Harding’s options were granted on July 28, 2008.  A black-scholles computation indicated $140,330 value upon grant.  At the time of grant, Mr. Harding was not an officer or director of the Company.   Mr. Harding became the CFO and Secretary of the Company in September, 2009.  His options are exercisable for 200,000 shares at $2.00/share and have a term of 10 years.

(6)
Mr. Stroh became the President of TRWC, Inc. in August, 2009.  He is paid via a contract labor agreement.  In 2009, Mr. Stroh was paid $61,840 in contract labor and $1,352 in health and dental insurance premiums.

EMPLOYMENT AGREEMENTS

On September 9, 2004 (and subsequently amended on June 15, 2005), the Company entered into an employment agreement with John McKowen, as President and CEO.  The initial term of the contract was 2 years, which renews automatically for successive one year terms unless and until either party delivers notice of termination within 30 days of the expiration of the then current term.  The employment agreement, as amended, provides Mr. McKowen with a base salary of $250,000 and bonuses to be determined by the Board.  If there is a change in control of the Company, Mr. McKowen is entitled to accelerated option vesting.

On November 1, 2008, the Company entered into an employment agreement with Wayne Harding.  The initial term of the contract was one year, unless and until either party delivers notice of termination within 30 days of the expiration of the then current term.  The employment agreement, as amended, provides Mr. Harding with a base salary of $108,000 and bonuses to be determined by the Board.  If there is a change in control of the Company, Mr. Harding is entitled to accelerated option vesting.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information concerning outstanding equity awards held by the President and our most highly compensated executive officers for the fiscal year ended December 31, 2009 (the "Named Executive Officers"):

	No. of securities underlying exercised options (#)	No. of securities underly-ing unexer-cised options (#)	Equity incentive plan awards: No. of securities underly-ing unexer-cised unearned options (#)	Option exercise price ($)	Option expir-ation date	No. of shares or units of stock that have not vested (#)	Market Value of shares or units of stock that have not vested ($)	Equity incentive plan awards: no. of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards; Market or payout value of unearned shares, units or other rights that have not vested ($)
John McKowen, CEO	1,480,948	0	0	$1.25	7/11/16	0	0	0	0
John Stroh II, President	0	0	0	0	0	0	0	0	0
Wayne Harding, CFO	200,000	66,667	0	$2.00	7/28/18	133,333	173,333	0	0

DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid to our directors for services as directors, but not including compensation for services as officers reported in the "Summary Executives Compensation Table” during the year ended December 31, 2009:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option Awards ($)	Non-equity incentive plan compen- sation ($)	Non- Qualified Deferred compen- sation earnings ($)	All other compensation ($)	Total ($)
John McKowen (1)	0	0	0	0	0	276,460	276,460
Wayne Harding (2)	0	0	0	0	0	124,742	124,742
Jolee Henry	20,000	0	0	0	0	0	20,000
John Stroh II (3)	0	0	0	0	0	63,192	63,192
Fred Jones(4)	0	0	0	0	0	34,800	34,800
Howard Farkas (5)	20,000	0	0	0	0	0	20,000

(1)
During the year ended December 31, 2009, Mr. McKowen received compensation as set forth in the Executive Compensation Table on page 10 and the amount is shown in “All other compensation” in this table.

(2)
During the year ended December 31, 2009, Mr. Harding received compensation as set forth in the Executive Compensation Table on page 10 and the amount is shown in “All other compensation” in this table.

(3)	During the year ended December 31, 2009, Mr. Stroh received compensation as set forth in the Executive Compensation Table on page 10 and the amount is shown in “All other compensation” in this table.
(4)	During the year ended December 31, 2009, Mr. Jones received contract labor compensation for services rendered outside of his board function of $34,800.
(5)
Mr. Farkas did not stand for re-election at the 2009 Annual Shareholder meeting held on November 19, 2009.  The $20,000 payment represents cash payments received by Mr. Farkas in 2009.  Fees paid to outside directors are paid in arrears.  There was a $2,750 payment made to Mr. Farkas in 2010 for his pro-rata service from October 1, 2009 to November 19, 2009.

Through March 31, 2010, each outside director received $5,000 per quarter for their services.  As of April 1, 2010 this amount was changed to $1,500 per quarter. This includes services for the Audit Committee and other committees that are established by the Board.

When the new Board of Directors are installed, it is the Company’s intent to recommend to the new Board the following board compensation to each outside director:  $1,000 per calendar quarter, $500 per physical meeting and 5,000 shares of the Company’s common shares to be granted per calendar quarter.

LONG TERM COMPENSATION PLANS AND STOCK OPTIONS

The board of directors has adopted a Management Incentive Plan that contemplates the issuance of options as well as cash bonuses to certain executive officers and key employees of the Company.  The incentive plan is administered by the Company's board of directors and it is contemplated that cash bonuses will be granted following the successful closing of a transaction by the business development division of the Company based on the value such transaction has to the Company.  The amount of the option grants or cash bonuses will be based on the value of the transaction and participants are designated by the Company's board of directors upon recommendation by the Chief Executive Officer.  There have not been any stock options granted under this incentive plan.

STOCK OPTION PLAN

On May 6, 2005, the Company's board of directors adopted the Navidec Financial Services, Inc. 2005 Stock Option Plan pursuant to which the board may grant options to purchase a maximum of 5,000,000 shares of Navidec common stock to key employees, directors and consultants.  As of December 31, 2009, options to purchase an aggregate of 3,631,510 shares of common stock were issued and outstanding consisting of options to purchase 2,981,510 shares of common stock at an exercise price of $1.25 per share and options to purchase an aggregate of 650,000 shares of common stock at an exercise price of $2.00 per share.  The option plan only provides for the grant of nonqualified stock options.

The exercise price of options may not be less than the fair market value on the date of grant as determined by the board of directors and will expire no later than the tenth anniversary of the date of grant.  The board may establish vesting or other requirements which must be met prior to the exercise of the stock options.  In the event of a corporate transaction involving Navidec (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the board may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

AUDIT COMMITTEE

The Company does not have a separate Audit Committee, at this time.

CODE OF ETHICS

The Company has not adopted a Code of Ethics for the Board and the salaried employees.

COMMITTEE OF THE BOARD OF DIRECTORS

The Company is managed under the direction of our board of directors.

CONFLICTS OF INTEREST - GENERAL

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities.  While each officer and director of our business is engaged in business activities outside of our business, they devote to our business such time as they believe to be necessary.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement is contained in our Articles of Incorporation, Bylaws, or minutes which require officers and directors of our business to disclose to us business opportunities which come to their attention.  Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise.  Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company.  We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our Officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such reports received, and representations from certain reporting persons, we believe that, during the fiscal year ended December 31, 2009, some of the Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were not filed in compliance with all applicable requirements.

Indemnification of Directors and Officers

As permitted by the Colorado Corporation Act, the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care is very limited.  In addition, as permitted by the Colorado Corporation Act, the Bylaws of the Company provide generally that the Company shall indemnify its directors and officers to the fullest extent permitted by Colorado law, including those circumstances in which indemnification would otherwise be discretionary.

The Company has agreed to indemnify each of its directors and executive officers to provide the maximum indemnity allowed to directors and executive officers by the Colorado Corporation Act and the Bylaws, as well as certain additional procedural protections.  In addition, the indemnification agreements provide generally that the Company will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be indemnified.

The indemnification provision in the Bylaws, and the indemnification agreements entered into between the Company and its directors and executive officers, may be sufficiently broad to permit indemnification of the officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of outstanding shares of the Company's common stock as of December 31, 2009 on a fully diluted basis, by (a) each person known by the Company to own beneficially 5% or more of the outstanding shares of common stock, (b) the Company's directors, Chief Executive Officer and executive officers whose total compensation exceeded $100,000 for the last fiscal year, and (c) all directors and executive officers of the Company as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)
Common Shares	John McKowen (2) 2000 S Colorado Blvd Annex Bldg Ste 200 Denver CO 80222	3,277,002	21.2%
Common Shares	Wayne Harding (3) 2000 S Colorado Blvd Annex Ste 200 Denver CO 80222	73,755	0.5%
Common Shares	John Stroh II 2000 S Colorado Blvd. Annex Bldg. Ste 200 Denver CO 80222	0	0%
Common Shares	Jolee Henry (4) 2000 S Colorado Blvd. Annex Bldg. Ste 200 Denver CO 80222	1,512,850	9.8%
Total for all Directors and Executive Officers as a Group		4,863,607	31.5%

(1)
Applicable percentage ownership is based on 9,214,583 shares of common stock issued and outstanding as of December 31, 2009.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of December 31, 2009 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  For the purpose of the Officers and Directors compensation, there are 9,214,583 common shares outstanding; 3,431,510 options, and 2,815,000 warrants, for a total dilution pool of 15,461,093 which is used as the denominator is the Percent of Class calculation.

(2)	Mr. McKowen holds, directly, 1,796,054 shares of the Company’s common stock. He holds options exercisable for 1,480,948 shares of the Company’s common stock.
(3)	Mr. Harding directly holds 7,089 shares of the Company’s common stock. He holds options exercisable for 200,000, of which 66,667 shares are vested.
(4)	Ms. Henry holds, directly, 1,312,850 shares of the Company’s common stock. She holds options exercisable for 200,000 shares of the Company’s common stock.

PROPOSAL 2.  APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Principal Accounting Fees And Services

Schumacher and Associates, Inc. (Schumacher) has been engaged as the Company's principal audit accounting firm from November 5, 2008 to date.  The Company's Board of Directors has considered whether the provisions of audit services are compatible with maintaining Schumacher’s independence.  Prior to November 5, 2008, Jaspers + Hall, P.C. (Jaspers) was engaged as the Company’s principal accounting firm for the year ended December 31, 2007 and the period of January 1, 2008 through October 28, 2008.

The following table represents aggregate fees billed to the Company during the year ended December 31, 2009 by Schumacher and during the year ended December 31, 2008 by both Schumacher ($4,300) and by Jaspers ($27,000).

	Year Ended December 31,
	2009	2008
Audit Fees	$69,900	$31,300

Audit-related Fees	0	0

Tax Fees	0	0

All Other Fees	0	0

Total Fees	$69,900	$31,300

The Company uses a different CPA/Attorney firm for the preparation of income tax reporting.

Vote Required

Proposal 1:  ELECTION OF THE BOARD OF DIRECTORS

The approval of a majority of the shares of Common Stock present in person or represented by proxy, assuming a quorum of the holders of Common Stock at the Annual Meeting, is required for election of the Director Nominees. Cumulative voting in the election of directors is not allowed.

The Directors nominated by management are:

Mr. John McKowen
Mr. John Stroh III
Mr. Dennis Channer
Mr. Gary Barber
Mr. Brad Walker

The biographical information of all Director Nominees are contained beginning on page [INSERT PAGE NUMBER], under “Information Concerning Directors.”

Unless marked to the contrary on the ballot, all proxies will be voted in favor of the Management's nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY FOR EACH OF THE DIRECTOR NOMINEES.

Proposal 2:  APPOINTMENT OF SCHUMACHER AND ASSOCIATES, INC.

Schumacher and Associates, Inc., Independent Public Accountants, of Denver, Colorado have been appointed as the Certifying Accountants for the period through fiscal year 2010 and shareholders are asked to ratify such appointment.  Ratification of the appointment of Schumacher and Associates, Inc. as the Company's independent public accountants for the fiscal year ending December 31, 2010 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event the stockholders do not ratify the appointment of Schumacher and Associates, Inc. for the forthcoming fiscal year, such appointment will be reconsidered by the Board. Representatives of Schumacher and Associates, Inc. are not expected to be present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE COMPANY'S INDEPENDENT ACCOUNTANTS.

In the event that the ballot is left blank for a proposal, it will be deemed a "For" vote.

FINANCIAL AND OTHER INFORMATION

Reference is made to the financial statements and other information included in the Company's Annual Report on Form 10-K for the period ended December 31, 2009 (as filed with the Securities and Exchange Commission on March 30, 2010).  A copy of such report is available upon a written or oral request by you and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of such report.  Written requests for such report should be addressed to the Office of the President, Two Rivers Water Company, 2000 South Colorado Blvd., Annex Suite 200, Denver, Colorado 80222.

SHAREHOLDER PROPOSALS

Shareholders are entitled to submit proposals on matter appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. Should a shareholder intend to present a proposal at next year's annual meeting, it must be received by John R. McKowen, the CEO of the Company, at Two Rivers Water Company, 2000 South Colorado Blvd., Suite 200, Denver, Colorado  80222, no later than 30 days prior to fiscal year end, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. It is anticipated that the next annual meeting will be held in October, 2011.

OTHER MATTERS

The Board is not aware of any other matter other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting.  If other matters properly come before the Annual Meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

September x, 2010	Two Rivers Water Company By Order of the Board of Directors
/s/ John McKowen
John R. McKowen Chief Executive Officer and Chairman of the Board

BALLOT

Two Rivers Water Company
2000 South Colorado Blvd., Suite 200
Denver, Colorado 80222
(303) 222-1000

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints John R. McKowen proxy, with full power of substitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of Two Rivers Water Company held of record by the undersigned at the Annual Meeting of Stockholders to be held on October 20, 2010, at 2:30 p.m., at 2000 South Colorado Blvd., Annex Suite 200, Denver, CO 80222, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment thereof.  Said person is directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before, and matters incident to the conduct of, the meeting and any adjournment thereof.

1. To elect five (5) directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified:

Nominees: John R. McKowen, John Stroh II, Dennis Channer, Gary Barber, and Brad Walker
[_] FOR: nominees listed above (except as marked to the contrary below).

[_] WITHHOLD authority to vote for nominee(s) specified below.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the applicable name(s) in the space provided below.

________________________________________________________________________

2. To ratify the appointment of our auditors, Schumacher and Associates, Inc.

[_] FOR                                [_] AGAINST                                           [_] ABSTAIN

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU MAY SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE STATED PROPOSALS.

Number of shares owned ________________

_____________________________________	____________________________________
Signature of Stockholder	Signature if held jointly

Printed name: __________________________	Printed name: ________________________

Address: ______________________________

________________________________

Dated: _________________________, 2010

IMPORTANT: If shares are jointly owned, both owners should sign. If signing as attorney, executor, administrator, trustee, guardian or other person signing in a representative capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.